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                                                                   EXHIBIT 23.1


         CONSENT OF GRANT THORNTON LLP, INDEPENDENT ACCOUNTANTS

We have issued our report dated February 14, 2001, accompanying the consolidated financial statements and schedule included in the Annual Report of First Consulting Group, Inc. on Form 10-K for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statements of First Consulting Group, Inc. on Forms S-8 (File No. 333-55981, effective June 4, 1998, and File No. 333-69991, effective December 31, 1998).


/s/ GRANT THORNTON LLP

Irvine, California
March 30, 2001